Exhibit 10.4

TRANSUNION
DEFERRED COMPENSATION PLAN FOR DIRECTORS
Effective as of January 1, 2027

TABLE OF CONTENTS
Page(s)

ARTICLE I. DEFINITIONS...................................................................................................................	1
ARTICLE II. PURPOSE; DEFERRAL ELECTIONS...........................................................................	3
ARTICLE III. DEFERRED COMPENSATION ACCOUNTS..............................................................	4
ARTICLE IV. PAYMENT OF DEFERRED COMPENSATION.........................................................	5
ARTICLE V. ADMINISTRATION; EFFECTIVENESS, AMENDMENT AND TERMINATION OF PLAN...................................................................................................................................	6
ARTICLE VI. MISCELLANEOUS........................................................................................................	7

i

TRANSUNION
DEFERRED COMPENSATION PLAN FOR DIRECTORS
ARTICLE I.
DEFINITIONS
1.1    “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
1.2    “Affiliate” shall mean any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
1.3    “Adjustment Event” shall mean, as determined by the Administrator, (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Administrator determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, holders of outstanding Deferred Stock Units.
1.4    “Board” shall mean the Board of Directors of the Company.
1.5    “Cash Fee” shall mean cash retainers and other cash fees payable to a Director for service as a member of the Board or any committee thereof, including any retainers or cash fees payable for serving as the Board Chairperson and/or for serving as the Chair or member of one or more committees of the Board.
1.6    “Change in Control” shall mean and include each of the following:
(a)    the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an Award held by a particular participating Director, any acquisition by the participating Director or any group of Persons including the participating Director (or any entity controlled by the participating Director or any group of Persons including the participating Director);

(b) during any period of twelve (12) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or
(c) the sale, transfer or other disposition of all or substantially all of the assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company.
Notwithstanding the foregoing, for purposes of the Plan, in no event will a Change in Control be deemed to have occurred if such transaction or event does not constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
1.7     “Code” shall mean the Internal Revenue Code of 1986, as amended and any successor statute thereto.
1.8    “Committee” shall mean one or more committees or subcommittees of the Board, which may include one or more Directors or executive officers of the Company, to the extent permitted by applicable laws and Rule 16b-3 promulgated under the Exchange Act.
1.9    “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.
1.10    “Company” shall mean TransUnion and any corporate successors.
1.11    “Deferred Compensation Account” shall mean an account maintained for a participating Director who makes a Deferral Election (as defined below) as described in Articles II and III.
1.12    “Deferred Stock Unit” shall mean a notional unit representing a participating Director’s right to receive one share of Common Stock upon such participating Director’s deferred receipt of Eligible Equity Compensation.
1.13    “Director” shall mean a non-employee member of the Board.
1.14    “Effective Date” shall mean January 1, 2027.
1.15    “Eligible Cash Compensation” shall mean, with respect to any Year, any Cash Fee earned during such Year.
1.16    “Eligible Equity Compensation” shall mean, with respect to any Year, any Equity Award granted during such Year.

1.17    “Equity Award” shall mean any award of restricted stock units granted to a Director under the Incentive Plan in respect of such Director’s service as a member of the Board.
1.18    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
1.19    “Fair Market Value” shall mean, on a given date, if (i) the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on the last trading day immediately prior to such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on the last trading day immediately prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.
1.20    “Incentive Plan” shall mean the TransUnion Second Amended and Restated 2015 Omnibus Incentive Plan, as it may be amended and/or restated from time to time.
1.21    “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).
1.22    “Plan” shall mean this Deferred Compensation Plan for Directors, as it may be amended and/or amended and restated from time to time.
1.23    “Section 409A” shall mean Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.
1.24    “Separation from Service” shall mean a “separation from service” within the meaning of Section 409A.
1.25    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
1.26    “Year” shall mean any calendar year.
ARTICLE II.
PURPOSE; DEFERRAL ELECTIONS
2.1    Purpose. The purpose of this Plan is to provide the Directors with an opportunity to defer payment of all or a portion of their Eligible Cash Compensation and/or Eligible Equity Compensation, as set forth herein.
2.2    Deferral Elections. A Director may elect to defer payment of (i) all or any portion of any Eligible Cash Compensation and/or (ii) all (but not less than all) of any Eligible Equity Compensation by filing a written election with the Company on a form prescribed by the Company as follows (such an election, a “Deferral Election”):
(a)    On or before December 31 of any Year, the Director may elect to defer such Eligible Cash Compensation earned and/or Eligible Equity Compensation granted to such Director during any Year following the Year in which the Deferral Election is made, subject to Sections 2.2(b) and (c) below.
(b)    Notwithstanding Section 2.2(a) above, commencing with the Year in which the Effective Date occurs, with respect to any Year in which a Director is initially elected or appointed to serve on the Board (and therefore first becomes eligible to participate in this Plan), such Director may elect no later than 30 days after the Director’s commencement of services as a member of the Board to defer (i) all or any portion of any Eligible Cash Compensation earned and/or (ii) all (but not less than all) of any Eligible Equity Compensation granted to such Director following the later of (i) the date of the Director’s commencement of services as a Director and (ii) the date such Director’s irrevocable Deferral Election is filed with the Company.
(c)    In each applicable Deferral Election form, the Director shall specify (i) with respect to each participating Director’s Cash Fees, the percentage of any such Cash Fees which will be subject to deferral hereunder, (ii) with respect to each participating Director’s Equity Award(s), whether such Equity Award(s) will be subject to deferral hereunder (any such deferred compensation, together, the “Deferred Compensation”) and (iii) whether the Deferred Compensation credited to the participating Director’s Deferred Compensation Account for that Year will be distributed in the form of a lump sum or installments as set forth in Section 4.2(a) below.
2.3    Duration of Deferral Elections. Each Deferral Election shall continue in effect solely for the Year with respect to which the Deferral Election is made (in accordance with Section 2.2 above), as specified in the Deferral Election, unless otherwise terminated in accordance with Article V or by the applicable Director by delivery of a written notice to the Administrator prior to the date on which the Deferral Election becomes irrevocable.
ARTICLE III.
DEFERRED COMPENSATION ACCOUNTS
3.1    Deferred Compensation Accounts. The Company shall maintain a bookkeeping Deferred Compensation Account for the Deferred Compensation of each participating Director (and may maintain sub-accounts, including with respect to Deferred Compensation attributable to different Years and/or Deferred Compensation attributable to Cash Fees or Equity Awards, if so determined by the Administrator).
3.2    Crediting of Cash Fees. A participating Director’s Cash Fees that are deferred hereunder shall be credited to his or her Deferred Compensation Account in the form of Deferred Stock Units on the date the deferred Cash Fees would otherwise have been paid. On such date, the Company shall credit to the Deferred Compensation Account a number of Deferred Stock Units determined by dividing (i) the dollar amount of the Cash Fees that the participating Director elected to defer by (ii) the Fair Market Value of a share of Common Stock on such date, rounded up to the nearest whole Deferred Stock Unit. A participating Director will be fully vested in each Deferred Stock Unit that relates to deferred Cash Fees.
3.3    Crediting of Equity Awards. A participating Director’s Equity Awards that are deferred hereunder shall be credited to his or her Deferred Compensation Account in a number of Deferred Stock

Units equal to the number of shares underlying such Equity Awards and subject to the same vesting or other forfeiture restrictions that would have otherwise applied to such Equity Award. In the event that the participating Director forfeits Deferred Stock Units in accordance with such applicable vesting or other forfeiture conditions, his or her Deferred Compensation Account shall be debited for the number of Deferred Stock Units so forfeited.
3.4    Dividend Equivalents. Dividends and dividend equivalents attributable to Equity Awards or Deferred Stock Units may not be deferred under the Plan and shall be payable in accordance with, and subject to the terms and conditions of, the applicable Equity Award agreement.
3.5    Adjustments. If adjustments are made to the outstanding shares of Common Stock as a result of an Adjustment Event or otherwise in a manner resulting in the adjustment of restricted stock units outstanding under the Incentive Plan generally, an appropriate adjustment also will be made in the number of Deferred Stock Units credited to each participating Director’s Deferred Compensation Account and/or to the number and kind of shares for which such Deferred Stock Units are outstanding.
ARTICLE IV.
PAYMENT OF DEFERRED COMPENSATION
4.1    Payment Events. Subject to Section 4.5 below, payment of any Deferred Stock Units shall be made to a participating Director in the form elected by the applicable Director and as provided in Section 4.2 on the earliest to occur of the following events (in any case, the “Payment Event”): (i) the Director’s Separation from Service, (ii) the Director’s death or (iii) a Change in Control.
4.2    Timing and Form of Payment.
(a)    Prior to each Year, a participating Director who elects to make a Deferral shall elect the distribution form that shall apply to amounts credited to the Participant’s Account for that Plan Year in accordance with Section 2.2(c) above. Pursuant to such election, amounts contained in a participating Director’s Deferred Compensation Account will be distributed in the form of either (A) a lump sum, or (B) five substantially equal annual installments. Subject to Section 4.5 below, distributions will be paid (in the case of a lump sum distribution) or commence (in the case of annual installments) within 45 days following the applicable Payment Event, in accordance with the terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, the exact lump sum payment date (the “Payment Date”) or initial installment payment date, as applicable, shall be determined by the Company in its sole discretion (and the participating Director shall not have the right to designate the date of payment within such payment window). In the case of distributions to be made in installments, the remaining benefits under the Plan will be paid on the following four anniversaries of the payment date of the initial installment (each such payment date, including the payment date of the initial installment, an “Annual Payment Date”), such that all benefits under the Plan shall be paid on the fourth anniversary of the initial Annual Payment Date. If a participating Director does not make an election as to the distribution form for his or her Deferred Compensation Account in accordance with Section 2.2(c) above, such participating Director’s Deferred Compensation Account will be paid in a lump sum.
(b)    Amounts credited to a Deferred Compensation Account shall be paid in the form of one whole share of Common Stock for each Deferred Stock Unit that becomes payable on the applicable Payment Date or Annual Payment Date; provided, that, (i) to the extent that any Deferred Stock Unit that is scheduled to be paid on such Payment Date or Annual Payment Date remains unvested on the applicable Payment Date or Annual Payment Date, the share of Common Stock shall be issued as restricted stock subject to the same vesting or other forfeiture conditions that remain applicable to the unvested Deferred Stock Unit, and (ii) no fractional shares of Common Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares of Common Stock, whether such fractional shares of Common Stock shall be rounded up or down, or whether, in the case of any remaining installment payments and to the extent permitted by Section 409A, such fractional share shall remain in the Director’s Deferred Compensation Account and be paid on the next scheduled Annual Payment Date.  Deferred Stock Units issued to and shares of Common Stock paid to Directors under the Plan shall be issued and paid from the Incentive Plan.
4.3    Designation of Beneficiary. Each Director shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of the Director’s death (each, a “Designated Beneficiary”). Any Designated Beneficiary will receive payments in the same manner as the applicable Director if he or she had lived. If a Director fails to designate a beneficiary under this Section 4.3 or upon the death of a Designated Beneficiary in the absence of a designated successor, the balance of the amounts contained in the Director’s Deferred Compensation Account, if any, shall be payable in accordance with Section 4.2 to the Director’s estate in full. No designation of a beneficiary or change in beneficiary shall be valid unless in writing signed by the Director and filed with the Administrator. A Designated Beneficiary may be changed without the consent of any prior beneficiary.
4.4    Permissible Acceleration. Notwithstanding Sections 4.1 and 4.2, all or a portion of a Director’s Deferred Compensation Account may be distributed prior to the applicable Payment Date or Annual Payment Date, as applicable, upon the occurrence of one or more of the events specified in Treasury Regulation Section 1.409A-3(j)(4), as determined by the Administrator.
4.5    Section 409A Delay. Notwithstanding any contrary provision in the Plan, any payment required to be made hereunder to a Director who is a “specified employee” (as defined under Section 409A and as the Administrator determines) upon his or her Separation from Service will, to the extent necessary to avoid the imposition of taxes under Section 409A(a)(2)(B)(i) of the Code (or any successor provision thereto), be delayed for the six-month period immediately following such Separation from Service (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth herein) on the day immediately following such six-month period or death or as soon as administratively practicable thereafter (without interest). Notwithstanding any contrary provision of the Plan, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.
ARTICLE V.
ADMINISTRATION; EFFECTIVENESS, AMENDMENT AND TERMINATION OF PLAN
5.1    Plan Administrator. The Plan will be administered by the Administrator. The books and records to be maintained for the purpose of the Plan shall be maintained by the Company at its expense. All expenses of administering the Plan shall be paid by the Company.
5.2    Effective Date. The Plan was adopted by the Board effective as of the Effective Date.
5.3    Plan Amendment; Termination. The Board may amend, suspend, or terminate the Plan at any time and for any reason. No amendment, suspension, or termination will, without the consent of the Director, materially impair rights or obligations under any Deferred Stock Units previously awarded to the Director under the Plan, except as provided below. The Board may terminate the Plan and distribute the Deferred Compensation Accounts to participants in accordance with and subject to the rules of Treasury Regulation Section 1.409A-3(j)(4)(ix), or successor provisions, and any generally applicable guidance issued by the Internal Revenue Service permitting such termination and distribution.
ARTICLE VI.
MISCELLANEOUS
6.1    Limitations on Transferability. Except to the extent required by law, the right of any Director or any beneficiary thereof to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary; and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.
6.2    Limitations on Liability. No member of the Board and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct, and the Company shall not be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Director, officer or employee of the Company.
6.3    Rights as a Stockholder. Deferred Stock Units shall not entitle any Director or other person to rights of a stockholder of the Company or any of its affiliates with respect to such Deferred Stock Units unless and until any shares of Common Stock have been issued to the holder thereof in respect of such Deferred Stock Units pursuant to Article IV hereof.
6.4    Limitation on Participant’s Rights.

(a)    The Company shall not be required to acquire, reserve, segregate or otherwise set aside any funds, shares of Common Stock or other assets for the payment of its obligations under the Plan, but shall make available as and when required a sufficient number of shares of its Common Stock to meet the needs of the Plan, subject to the terms and conditions of the Incentive Plan.
(b)    Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
6.5    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

6.6    Governing Documents. If any contradiction occurs between the Plan and any Deferral Election or other written agreement between a participating Director and the Company that the Administrator has approved, the Plan will govern, unless it is expressly specified in such agreement or other written document that a specific provision of the Plan will not apply.

6.7    Governing Law. The Plan will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware. The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Exchange Act, pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission.

6.8    Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

6.9    Conformity to Securities Laws. Each participating Director acknowledges that the Plan is intended to conform to the extent necessary with applicable laws. Notwithstanding anything herein to the contrary, the Plan will be administered only in conformance with applicable laws. To the extent applicable laws permit, the Plan will be deemed amended as necessary to conform to applicable laws (subject to Section 409A).

6.10    Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company except as expressly provided in writing in such other plan or an agreement thereunder.
*     *     *     *     *